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                                                                   EXHIBIT 10.54



                 CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

       Agreement dated as of July 22, 1996 by and among ILEX ONCOLOGY, INC., a Delaware corporation (the "Company"), and the persons identified on Exhibit A hereto (individually a "Purchaser" and, collectively, the "Purchasers"), whose mailing addresses and states of principal residence are as set forth on Exhibit A.


                              W I T N E S S E T H:


       WHEREAS, the Company desires to sell 2,293,578 shares of Series C Convertible Preferred Stock, $.01 par value per share, having the rights, preferences, privileges and restrictions described herein and in the Exhibits and Schedules hereto (the "Series C Preferred"); the purchase price for such shares of Series C Preferred shall be $4.36 per share.

       WHEREAS, the Purchasers desire to enter into this Agreement pursuant to which each of the Purchasers will purchase shares of Series C Preferred on the terms set forth herein and in the amounts and for the aggregate consideration set forth in Exhibit A.

       NOW, THEREFORE, the Company and the Purchasers agree severally, and not jointly, as follows:

       1. Purchase and Sale. Subject to the provisions of this Agreement (including the last sentence of this SECTION 1) and on the basis of the representations and warranties contained herein, on the Closing Date (as hereinafter defined), the Company will sell to each Purchaser and each Purchaser will purchase from the Company that number of shares of the Series C Preferred set forth adjacent to such Purchaser's name on Exhibit A. The purchase price to be paid by each Purchaser for such shares of Series C Preferred shall be equal to the product of $4.36 per share times the number of shares of Series C Preferred purchased at the Closing by the Purchaser (the "Purchase Price").

       2.     Closing of Purchase and Sale.

       2.1 Closing; Closing Date. The purchase and sale of the Series C Preferred (the "Closing") shall occur at the offices of Fulbright & Jaworski L.L.P., 300 Convent Street, Suite 2200, San Antonio, Texas 78205, and shall occur at 10:00 a.m. local time on July 22, 1996 or such other time and date as may be agreed upon by the Company and the Purchasers (the "Closing Date").

       2.2 Transactions at Closing. The Closing of the purchase and sale of shares of Series C Preferred to be made to Purchasers shall be effected on the Closing Date. On the
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Closing Date, (i) the Company and each Purchaser shall execute and deliver each agreement included as an exhibit hereto to which they are a party, (ii) the Company shall deliver to each Purchaser a stock certificate for the Series C Preferred to be issued and sold to each Purchaser, duly registered in such Purchaser's name, and (iii) the Purchasers shall deposit by wire transfer of immediately available funds or bank certified or cashier's check the aggregate Purchase Price called for in SECTION 1 of this Agreement into one or more bank accounts of the Company as shall be designated by the Company prior to the Closing.

       3. Representations and Warranties of Company. The Company represents and warrants to the Purchasers as follows:

       3.1 Organization, Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted and as proposed to be conducted, and to enter into this Agreement and the Registration Rights Agreement (as defined in SECTION 5.7) and to carry out the transactions contemplated by such agreements. The Company is duly qualified to do business as a foreign corporation and is in good standing in the State of Texas and in every other jurisdiction in which the failure to so qualify would have a material adverse effect on the business, assets, operations or financial condition of the Company.

       3.2 Capitalization. The authorized capital stock of the Company consists of (a) 20,000,000 shares of preferred stock, $.01 par value per share ("Preferred Stock"), of which (i) 5,239,900 shares have been designated as Series A Convertible Preferred Stock, $.01 par value per share (the "Series A Preferred"), all of which are issued and outstanding, (ii) 5,432,500 shares have been designated as Series B Convertible Preferred Stock, $.01 par value per share (the "Series B Preferred"), all of which are issued and outstanding,
(iii) 2,293,578 shares have been designated as the Series C Preferred, to be issued pursuant to the terms of this Agreement and (b) 40,000,000 shares of Common Stock, $.01 par value per share ("Common Stock") of which (i) 2,080,100 shares are issued and outstanding, (ii) 5,239,900 shares are reserved for issuance on conversion of the Series A Preferred, (iii) 5,432,500 shares are reserved for issuance on conversion of the Series B Preferred, (iv) 2,293,578 shares are reserved for issuance on conversion of the Series C Preferred to be issued to the Purchasers, (v) 1,000,000 shares are reserved for issuance on exercise of options issued or to be issued to employees, advisors, officers, directors and consultants of, and other persons performing services for, the Company pursuant to stock option plans approved by the Board of Directors of the Company, (vi) 170,000 shares are reserved for issuance on exercise of outstanding warrants issued to Vector Securities International, Inc., (vii) 50,000 shares are reserved for issuance on exercise of warrants to be issued to Chestnut Partners, Inc. and (viii) 573,395 shares are reserved for issuance on exercise of warrants to be issued to the holders of the Series C Preferred (the "Investor Warrants") (the reserved shares referred to in (ii) through (viii) are collectively referred to as the "Reserved Shares"). The record owners of the Company's issued and outstanding Common Stock and the holders





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of all options and warrants to purchase Common Stock are set forth on Schedule
3.2 hereto. The issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid and non-assessable. Holders of shares of the Company's capital stock have no preemptive rights and, except as set forth in SECTION 7.6 of this Agreement and
SECTION 7.6 of the Series B Convertible Preferred Stock Purchase Agreement dated September 29, 1995 among the Company and the persons identified on Exhibit A thereto, no holder of shares of the Company's capital stock has any right of first refusal to purchase securities sold by the Company. Except for the shares of Common Stock to be issued upon the conversion of the Series A Preferred and the Series B Preferred and transactions contemplated by this Agreement (including the exhibits hereto) and except for the shares reserved for issuance as set forth in this section, there are no outstanding warrants, options, convertible securities or rights (contingent or otherwise) to subscribe for or purchase any capital stock or other securities from the Company. The Company is not required to register any of its equity securities under Section 12(a) or 12(g) of the Securities Exchange Act of 1934. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of the Company are as set forth in the Certificate of Incorporation (as defined below), and of the Series C Preferred will be set forth in the Certificate of Incorporation prior to the Closing, and, all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws. Except as contemplated by this Agreement or set forth in Schedule 3.2, (x) there are no restrictions on the transfer of shares of capital stock of the Company other than those imposed by relevant state and federal securities laws, (y) there are no agreements, understandings, proxies, trusts or other collaborative arrangements concerning the voting, pledge or purchase and sale of the capital stock of the Company to which the Company is a party or, to the Company's knowledge, to which any other Person is a party, (z) no holder of any security of the Company is entitled to preemptive, first refusal or similar statutory or contractual rights, either arising pursuant to any agreement or instrument to which the Company is a party, or which are otherwise binding upon the Company, or, to the Company's knowledge, to which any other Person is a party. Except as provided for in the Certificate of Incorporation, the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. Other than pursuant to the terms of the Registration Rights Agreement, no Person has demand or other rights to cause the Company to file any registration statement under the Securities Act of 1933, as amended, relating to any securities of the Company or any right to participate in any such registration.

       3.3 Validity of Stock. Prior to the Closing, the Certificate of Designation, Preferences and Rights of Series C Convertible Preferred Stock in the form attached hereto as Exhibit 3.3(A) will have been duly filed with the Delaware Secretary of State. On the Closing Date, the Series C Preferred will be duly authorized and, when issued and sold in accordance with the terms of this Agreement, will be duly and validly issued, and fully paid





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and non-assessable and will be free and clear of all liens, charges, encumbrances or restrictions imposed by or through the Company except as set forth in this Agreement, the Registration Rights Agreements or applicable securities laws. On the Closing Date, the Common Stock issuable upon conversion of the Series C Preferred will be duly authorized and reserved for issuance by all necessary action and when issued and sold upon such conversion in accordance with the terms of this Agreement and the Company's Certificate of Incorporation, as amended (including the Certificate of Designation, Preferences and Rights of Series C Convertible Preferred Stock), in the form of
Exhibit 3.3(B) (the "Certificate of Incorporation") will be duly and validly issued, fully paid and non-assessable.

       3.4 Subsidiaries. The Company has no subsidiaries and does not own or control, directly or indirectly, any other corporation, partnership, association, joint venture or entity.

       3.5 Financial Statements. The Company has furnished each Purchaser with the Company's (i) consolidated audited balance sheet (the "Audited Balance Sheet") as of December 31, 1995 (the "Audited Balance Sheet Date") and consolidated audited statements of operations for the year ended December 31, 1995 ("Audited Income Statement") and (ii) consolidated unaudited balance sheet (the "Unaudited Balance Sheet") as of May 31, 1996 (the "Unaudited Balance Sheet Date") and consolidated unaudited statements of operations for the six
(6) months ended May 31, 1996 ("Unaudited Income Statement") (each of which in
(i) and (ii) above are collectively referred to as the "Financial Statements" and are attached hereto as Schedule 3.5). The Financial Statements are true and correct in all material respects, are in accordance with the books and records of the Company, have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied, and fairly and accurately present in all material respects the financial position of the Company as of such dates and the results of its operations for the periods then ended, provided that the Unaudited Financial Statements may not contain all footnotes required by GAAP and the Unaudited Balance Sheet and the Unaudited Income Statement are subject to normal year-end audit adjustments, none of which will be material. Since the Unaudited Balance Sheet Date, the Company has not incurred or otherwise become subject to any liabilities, debts or obligations otherwise than in the ordinary course of business consistent with past practice, except for those listed on Schedule 3.5 attached hereto and those that, would not individually or in the aggregate have a material adverse effect on the financial condition of the Company.

       3.6 Insurance. Schedule 3.6 contains a list of all insurance policies (specifying (a) the Insurer, (b) the amount of coverage and (c) the type of insurance) maintained by or on behalf of the Company on the properties, assets, business or personnel of the Company, all of which are (and pending Closing will continue to be) in full force and effect.

       3.7 Authorization; Approvals. The Company has the requisite corporate power and authority to execute and deliver this Agreement and the Registration Rights Agreement, to perform its obligations hereunder and thereunder and to engage in the transactions





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contemplated hereby and thereby.  The execution, delivery and performance by the Company of this Agreement and the Registration Rights Agreement, have been duly authorized by all necessary corporate action, and this Agreement has been, and at the Closing the Registration Rights Agreement will have been, duly executed and delivered by the Company. This Agreement constitutes, and at the Closing the Registration Rights Agreement will constitute, the legal, valid and binding obligation of the Company legally enforceable against the Company in accordance with their respective terms. The Company has obtained all material consents, authorizations and approvals of, and has made or will make all material declarations and filings with, all federal and state governmental authorities required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except to the extent any failure by the Company to comply with the foregoing is due to misrepresentations or nondisclosure of one or more Purchasers.

       3.8 No Conflict with Other Instruments and Laws. Except as set forth on Schedule 3.8 or any other Schedules hereto, the execution of and performance by the Company of its obligations under this Agreement and the Registration Rights Agreement will not violate any provision of law or governmental rule or regulation and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default (with notice, lapse of time or both) under (i) the Certificate of Incorporation, (ii) the Company's by-laws as currently in effect which are attached hereto as Exhibit 3.8 (the "By-laws"), (iii) any statute, law, rule, regulation, judgment, decree or order to which the Company is bound or applicable to the Company or its assets or
(iv) any agreement, contract, lease, indenture or other instrument to which the Company is a party.

       3.9 Absence of Undisclosed Liabilities; Changes. Except as otherwise described in Schedule 3.9 or any other Schedule hereto, the Company does not have any liability or obligation (whether accrued, contingent or otherwise), which individually or in the aggregate exceeds $100,000 (including, without limiting the generality of the foregoing, any tax liabilities due or to become due to the extent they relate to the conduct of the business of the Company through the date hereof) not reflected in the Financial Statements, except (i) obligations and liabilities incurred after the Unaudited Balance Sheet Date in the ordinary course of business consistent with past practice; (ii) obligations under contracts made in the ordinary course of business consistent with past practice that would not be required to be reflected or disclosed in financial statements prepared in accordance with GAAP; and (iii) obligations under or contemplated by this Agreement. The Company has not become directly or contingently liable on any indebtedness, liability or obligations of any other Person.

       Since the Unaudited Balance Sheet Date there has been no occurrence or development that has had or is reasonably likely to have a material adverse effect on the Company's business, assets, operations or financial condition or prospects, and there has been no material adverse change in the business, assets, operations or financial condition or prospects of the Company.





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       3.10   Labor Agreement and Actions.  The Company is not bound by or subject to any contract with any labor union and, to the knowledge of the Company, no labor union has requested or has sought to organize or represent any of the employees of the Company. There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company threatened, which could reasonably be expected to have a material adverse effect on the business, assets, operations or financial condition of the Company, nor is the Company aware of any labor organization activity involving its employees.

       3.11 Compliance with Law and Other Instruments. The Company has complied with and is not in violation of (with due notice or lapse of time or both) any agreement, instrument, statute or governmental rule or regulation (including, without limitation, its charter and bylaws) or any governmental order, judgment, decree, writ, injunction or award of any arbitration, court or governmental authority applicable to it or its business, operations, assets or services, applicable to it or its assets that has or could reasonably be expected to have a material adverse effect on the business, assets, operations or financial condition of the Company. To the knowledge of the Company, no employee of the Company is in violation of any term of any employment contract or any other contract or agreement relating to the employment of such employee with the Company, as applicable, the violation of which could reasonably be expected to have a material adverse effect on the business, assets, operations or financial condition of the Company. Except for governmental licenses, permits, approvals and consents the failure to obtain any of which alone or in the aggregate could not reasonably be expected to have a material adverse effect on the business, assets, operations or financial condition of the Company, Schedule 3.11 hereto lists all governmental licenses, permits, franchises, approvals and consents required to be received or obtained by the Company to conduct its business as presently conducted, all of which the Company currently possesses.

       3.12 Proprietary Rights. Schedule 3.12 contains a list of all patents, trademarks, trade names and service marks (and all applications therefor), whether or not registered ("Proprietary Rights"), used by the Company in the conduct of its business. The Company owns or has the right to use without the payment of royalties or fees or other consideration (except as disclosed on Schedule 3.12 or any other Schedules hereto), all Proprietary Rights (as defined below) and Intellectual Property Rights necessary for or used by it in the conduct of its business as now conducted, and with respect to Mitoguazone, Crisnatol Mesylate, Dihydro-5-Azacytide, piritrexim, oxypurinol and difluoromethylornithine as proposed to be conducted. Except as set forth on Schedule 3.12 or any other Schedules hereto, none of the Proprietary Rights or Intellectual Property Rights has been declared invalid, been limited by order of any court or by agreement, or is the subject of any infringement, interference or similar proceeding or challenge. The Company has not infringed, and is not infringing, on the Proprietary Rights or Intellectual Property Rights of others which could have a material adverse effect on the business, assets, operations or financial condition of the Company. The conduct of the Company's business as proposed to be operated is not expected to conflict with or infringe upon the Proprietary Rights and Intellectual Property Rights of others.





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Except as set forth on Schedule 3.12 or any other Schedules hereto, the Company has no obligation to compensate any Person for the use of any such Proprietary Rights or other Intellectual Property Rights and the Company has not granted to or assigned to any Person any license or other right to use any of the Proprietary Rights or other Intellectual Property Rights of the Company. The consummation of the transactions contemplated by this Agreement will not terminate or alter the ability of the Company to utilize the Proprietary Rights or the terms of such use. Listed on Schedule 3.12 are all corporate, trade and fictitious names under which the Company or its business is operated. The Company has taken all reasonable measures to protect and preserve the security, confidentiality and value of its Proprietary Rights or other Intellectual Property Rights. All key employees and consultants of the Company have executed Employment Provision Agreements in the form attached hereto as Exhibit 3.12(a) and all members of the Company's Scientific Advisory Board who have not entered into Consulting Agreements with the Company have executed Non-Disclosure Confidentiality Agreements in the form attached hereto as Exhibit 3.12(b). To the Company's knowledge, all trade secrets and other confidential information of the Company are presently protectable and are not part of the public domain or knowledge, nor, to the Company's knowledge, have they been used, divulged or appropriated for the benefit of any Person other than the Company or otherwise to the detriment of the Company. The Company is the exclusive owner of all rights, titles and interests in its Proprietary Rights and other Intellectual Property Rights as purported to be exclusively owned by the Company and insofar as such Proprietary Rights and other Intellectual Property Rights involve patents, copyrights, licenses, permits, license rights, contract rights, tradenames or trademarks, such Proprietary Rights and other Intellectual Property Rights are valid and in full force and effect. Neither the Company nor, to the Company's knowledge, any of its officers, employees or consultants, has received notice of, and to the Company's knowledge there are no claims pending or threatened that the Proprietary Rights or other Intellectual Property Rights owned or licensed by the Company or the use or ownership thereof by the Company infringes, violates or conflicts with any such right of any third party or, with respect to Proprietary Rights or other Intellectual Property Rights which involved patents, copyrights, licenses, permits, license rights, contract rights, tradenames or trademarks, that such Proprietary Rights or other Intellectual Property Rights are invalid or unenforceable.

"Intellectual Property Rights" shall mean, in addition to Proprietary Rights, any and all intellectual property rights relating to trade secrets, confidential business information, formula, biological or chemical processes, compounds, cell lines, fungi, yeast, laboratory notebooks, algorithms, copyrights, claims of infringement against third parties, licenses, permits, license rights to or of technologies, contract rights with employees, consultants or third parties, inventions and discoveries, and other such rights generally classified as intangible, intellectual property assets in accordance with generally accepted accounting principles.

To the Company's knowledge, no third party has claimed or has reason to claim that any Person employed by or affiliated with the Company has in the course of such Person's





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employment by or affiliation with the Company (a) violated or may be violating any of the terms or conditions of his or her employment, non-competition, non-disclosure or inventions agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. To the Company's knowledge, no third party has requested information from the Company which suggests that such a claim might be contemplated. To the Company's knowledge, no Person employed by or affiliated with the Company has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer, and to the Company's knowledge, no Person employed by or affiliated with the Company has violated any confidential relationship which such Person may have had with any third party, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Company, and the Company has no reason to believe there will be any such employment or violation. To the Company's knowledge, none of the execution or delivery of this Agreement or the Registration Rights Agreement, or the carrying on of the business of the Company as officers, employees or agents by any officer, director or key employee of the Company, or the conduct or proposed conduct of the business of the Company, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any such Person is obligated.

       3.13 Taxes. Except where the failure to do so would not have a material adverse effect on the Company's business, the Company has accurately prepared and timely filed all federal income tax returns and all state and municipal tax returns that are required to be filed by it and has paid or made provision for the payment of all amounts due pursuant to such returns, which are not reflected nor reserved for on the Financial Statements and of all other taxes, assessments and other governmental charges imposed upon it or upon any of its assets, income, other than any such charges that are currently payable without penalty or interest, including, without limitation, all taxes which the Company is obligated to withhold from amounts owing to employees, creditors and third parties. There is no tax lien outstanding against the assets of the Company, except for liens for taxes not yet due and payable. The federal income tax returns of the Company have not been audited by the Internal Revenue Service, and there are no waivers in effect of the applicable statute of limitations for any period. No deficiency, assessment or proposed adjustment of federal income taxes or state or local taxes of the Company is pending, and the Company has no knowledge of any proposed liability for any tax to be imposed.

       3.14 Contracts. Except as set forth in Schedule 3.14 or any other Schedule hereto, the Company is not a party to any contract and has no obligation or commitment (i) involving aggregate future payments by the Company of more than $25,000, which is not cancelable on sixty (60) days' notice by the Company or (ii) that is otherwise material to the business of the Company (collectively, the "Material Agreements"). Except as set forth on





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Schedule 3.14 or any other Schedule hereto, the Company has no employment contracts, deferred compensation agreements or bonus, incentive, profit-sharing, or pension plans currently in force and effect, or any understanding with respect to any of the foregoing. Except as set forth on Schedule 3.14 or any other Schedules hereto, no default or defaults (without regard to notice or lapse of time or both) exist by the Company (including without limitation the Company's predecessor in interest) in the due performance by it, or to the knowledge of the Company by the other party or parties thereto, of any term, covenant or condition of any contract to which the Company is a party that individually or in the aggregate would have a materially adverse effect on the business, assets, operations or financial condition of the Company. All of the Material Agreements are in full force and effect.

       3.15 Litigation. Except as provided in Schedule 3.15 or any other Schedule hereto, no action, proceeding or governmental inquiry or investigation (a "Proceeding") before any court, arbitrator or tribunal or administrative or other governmental agency, is (i) pending, or to the knowledge of the Company, threatened against the Company or any of its officers, directors or employees (in their capacity as such) or affecting any of its owned or leased assets, or
(ii) to the knowledge of the Company, pending or threatened against any consultant or shareholder of the Company (in their capacity as such) or affecting any of its other assets, nor is the Company aware of any such threatened or contemplated action, proceeding, inquiry or investigation nor, to the knowledge of the Company, has there occurred any event or does there exist any condition on the basis of which it is reasonably likely that any such Proceeding might properly be instituted. There is no Proceeding by the Company pending or threatened against others.

       3.16 Fees and Commissions. Except as described in Schedule 3.16, the Company has not retained any finder, broker, agent, financial advisor or other intermediary (collectively, "Intermediary") in connection with the transactions contemplated by this Agreement. Notwithstanding any disclosure on Schedule 3.16, the Company agrees to indemnify and hold harmless the Purchasers from liability for any compensation to any Intermediary retained by the Company and the fees and expenses of defending against such liability or any such alleged liability.

       3.17 ERISA. Except as disclosed on Schedule 3.17, the Company does not maintain, sponsor, or contribute (and has not during the last five (5) years been obligated to maintain, sponsor or contribute or maintained, sponsored or contributed) to any program or arrangement that is an "employee pension benefit plan," an "employee welfare benefit plan," "multiple employer welfare arrangement," or a "multi-employer plan", as those terms are defined in Sections 3(1), 3(2), 3(4) or 3(37) of the Employee Retirement Income Security Act of 1974, as amended, bonus or incentive award or compensation plan or arrangement, severance pay policy or agreement, deferred compensation agreement or arrangement, supplemental executive retirement program, vacation plan, cafeteria plan, educational assistance plan, and any other employee benefit plans, agreements, or arrangements





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
(collectively, "Employee Programs"). The Company has complied with all applicable legal requirements, including without limitation ERISA and the Code, with respect to all Employee Programs.

       3.18   Title to Properties; Encumbrances.  Except as set forth in
Schedule 3.18 or any other schedule attached hereto, the Company has good and marketable title to all of the assets owned by it and used in its business, including, without limitation, all the material properties and assets reflected in the Financial Statements, subject to no encumbrance, lien, charge or other restriction of any kind or character, except for (a) liens reflected in the Financial Statements or on Schedule 3.18 or any other Schedules hereto, (b) liens consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto which do not materially detract from the value of, or impair the use of, such property by the Company, as applicable, (c) liens for current taxes, assessments or governmental charges or levies on property not yet due and delinquent and (d) liens which do not materially affect the operation of the business of the Company, as applicable (liens of the type described in clauses (a) through (d) above, inclusive, are hereinafter sometimes referred to as "Permitted Liens"). Except as set forth in Schedule 3.18, the assets of the Company are in good working order and condition, ordinary wear and tear excepted.

       3.19 Environmental Compliance. Except as disclosed in Schedule 3.19 and to the best of their knowledge:

              (a) The Company has not released, emitted, discharged, dumped or disposed of any hazardous substances onto or into the assets of the Company, or any part thereof, or onto or into the air, surface or groundwater, land or soil in violation of Environmental Laws. For purposes of this Agreement "Hazardous Substances" has the meaning set forth in Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and shall also expressly include (1) petroleum, crude oil and any fraction thereof or radioactive material; (2) any other chemical, material or substance defined as or included in the definition of "medical waste", "infectious waste", "hazardous substance", "hazardous waste", "hazardous material", "toxic substance", "special waste", "contaminant" or "pollutant", or word or term of similar import, under any applicable Environmental Law; and (3) any other chemical, material or substance exposure to which is regulated by any governmental authority having jurisdiction over the Company or is reasonably likely to give rise to any liability of the Company, in either case under any Environmental Law. The term "Environmental Laws" means all applicable foreign, federal, state, county and local statutes, regulations or ordinances (including common law duties established by courts or any published judicial or administrative interpretation thereof) relating to human health and the environment or the generation, treatment, storage, recycling, transportation, release or disposal of Hazardous Substances.

              (b) No Hazardous Substances resulting from the Company's operations have been or are currently located at, in, or under or about either the assets of the Company or any other property currently or previously owned or operated by the Company in a manner which: (i) violates in any material respect applicable Environmental Laws or (ii) requires any material response, remedial, corrective action or cleanup of any kind under any applicable Environmental Laws.

              (c) With respect to the assets or other property owned or leased by the Company, whether previously or currently owned or operated or used by the Company for the treatment, storage or disposal of Hazardous Substances, no litigation, investigation, administrative or other proceeding of any kind is pending or threatened by any federal, foreign, state or local governmental entity or private party arising from: (i) any applicable Environmental Laws; (ii) any response, remedial or cleanup activities or (iii) any release or threatened release of Hazardous Substances. In addition, the Company is not now aware of any facts on which such litigation, investigation, administrative or other proceeding of any kind might reasonably be based.

              (d) With respect to the assets or other property owned or leased by the Company, whether previously or currently owned or operated or used by the Company for the treatment, storage or disposal of Hazardous Substances, the Company is not subject to any judgment, injunction, writ, order or agreement arising from: (i) any applicable Environmental Laws; (ii) any remedial, response or cleanup activities or
       (iii) any liabilities, damages, costs, fees or expenses related to the release or threatened release of Hazardous Substances. In addition, the Company is not aware of any facts on which such a judgment, injunction, writ, order or agreement might reasonably be based.

              (e) The assets of the Company do not contain any asbestos or PCB containing materials in material violation of any applicable Environmental Laws.

              (f) The Company has not caused or allowed, and the Company has not contracted with any party for, the manufacture, processing, handling, distribution, use, transportation, treatment or storage of any Hazardous Substances, except in compliance in all material respects with applicable Environmental Laws. The Company does not own any real property.

              (g) The Company has obtained and is maintaining in full force and effect all Environmental Permits and is in compliance in all material respects therewith "Environmental Permit" shall mean any necessary permit, license, approval or other authorization or filing required by the Environmental Laws applicable to the premises leased by the Company and the business operations currently conducted thereon and as currently proposed to be conducted.

              (h) The Company and the operations of its business are being conducted in compliance in all material respects with all applicable Environmental Laws and orders or directives of any governmental authority having jurisdiction under such Environmental Laws. To the Company's knowledge, the premises leased by the Company are in compliance in all material respects with all applicable Environmental Laws and orders or directives of any governmental authorities having jurisdiction under such Environmental Laws.

       3.20 Affiliate Transactions. Schedule 3.20 describes all material contracts, arrangements or transactions between the Company and to the Company's knowledge, between any customer, licensor, licensee or supplier of the Company, and any of the Company's Affiliates.

       3.21 Exemption from Registration. In sole reliance, as to factual matters concerning each Purchaser, upon representations and warranties by each Purchaser in SECTION 4 hereof and without independent investigation, the offer and sale of the Series C Preferred, and the Common Stock issuable upon conversion of the Series C Preferred, in the manner contemplated by the Agreement are, and upon conversion will be, (i) exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, and (ii) either exempt from, or registered or qualified in compliance with, the registration requirements of all applicable state "blue sky" securities laws.

       3.22 Prior Exemptions from Registration. All offers and sales of the Company's capital stock prior to the date hereof (i) were exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, and (ii) were made in compliance with all applicable federal and state securities laws.

       3.23 Disclosure. Neither this Agreement, nor any other agreement, document or certificate furnished to any Purchaser or its counsel by the Company or on behalf of the Company by any of its officers or counsel in connection with the transactions contemplated hereby, including, without limitation, the Financial Statements, when taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. The Confidential Private Placement Memorandum dated April 20, 1995, attached as Exhibit 3.23, was prepared in good faith and with a good faith belief in the reasonableness of the assumptions used therein. There is no currently existing fact which materially and adversely affects, or which in the future may (so far as the Company can reasonably foresee) materially and adversely affect, the business, properties, operations or condition, financial or otherwise, of the Company (except for industry and general economic conditions and climate which are beyond the control of the Company), which has not been set forth in this Agreement, including the Schedules and Exhibits hereto. Without limiting the foregoing, the Company does not have knowledge that there exists, or that there is pending or planned, any patent, invention, device or application of a technology or any statute, rule, law, regulation, standard or code which will, based solely on information currently known by the Company, materially adversely affect the business, prospects, operations, Proprietary Rights, Intellectual Property Rights, affairs or financial condition of the Company.

       3.24   Additional Representations.

              (a) Since the Unaudited Balance Sheet Date, (i) the Company has not entered into any material transaction, made any distribution on its capital stock, or redeemed or repurchased any of its capital stock; (ii) paid or cancelled any obligations or liability, other than current liabilities paid in the ordinary course of the business consistent with past practice; (iii) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business or covered by insurance; or (iv) purchased any properties or assets, except in the ordinary course of business in immaterial amounts.

              (b) No officer or key employee of the Company has advised the Company (orally or in writing) that he intends to terminate employment with the Company.

              (c) Each of the Material Agreements is in full force and effect. There is no anticipated or threatened default of the Material Agreements and none of the parties nor the Company has provided any notice of default or of its intention to terminate any Material Agreement. The Company is not bound by any agreement or instrument or subject to any charge or other corporate restriction which materially and adversely affects the business, properties, operations, condition or prospects, financial or otherwise, of the Company.

              (d) The Company is not now and has never been a "United States real property holding corporation", as defined in Section 897(c)(2) of the Code and Section 1.897-2(b) of the Regulations promulgated by the Internal Revenue Service.

              (e) To the extent reasonably within its control, the Company shall endeavor to meet the active business requirements of Section 1202(e) of the Code, provided that (i) the Company does not represent that it is or will be a "qualified small business" within the meaning of
       Section 1202(d) of the Code or that the Series C Preferred Stock is or will be qualified small business stock as defined in Section 1202(c) of the Code, (ii) the Company shall not be required to cause any of its stockholders to reduce its holdings of Company capital stock, and (iii) the Company shall not be required to change its core business as currently conducted. The value of the assets owned directly by the Company does not exceed Fifty Million Dollars ($50,000,000) as of the date hereof.

       4. Representations, Warranties and Covenants of Purchasers. Each Purchaser severally represents and warrants solely as to itself to the Company as follows:

       4.1 Authorization. It has full power and authority to enter into and to perform this Agreement and the Registration Rights Agreement (as defined in Section 5.7) in accordance with their respective terms. This Agreement has been, and at the Closing the Registration Rights Agreement will have been, duly executed and delivered by it, and constitute valid and legally binding obligations of the Purchaser, legally enforceable against the Purchaser in accordance with their respective terms, subject to laws of general application from time to time in effect affecting creditors' rights and the exercise of judicial discretion in accordance with general equitable principles.

       4.2 Investment Representations. It is acquiring the Series C Preferred purchased by it (and any Common Stock into which Series C Preferred may be converted) for its own account, for investment, and not with a view to, or for sale in connection with, any distribution of such Series C Preferred (or related Common Stock) or any part thereof in violation of Federal or state securities laws. The Purchaser has no present or contemplated agreement, arrangement or commitment to dispose of Series C Preferred (or any Common Stock into which the Series C Preferred may be converted) in violation of Federal or state securities laws.

       4.3 Investment Experience; Access to Information. It (a) is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D as promulgated under the Securities Act of 1933, as amended (the "Securities Act"), has completed and delivered to the Company, either previously as an investor in the Series B Preferred or herewith if not an investor in the Series B Preferred, the investor questionnaire attached as Exhibit 4.3 (the "Investor Questionnaire") and certifies that the information concerning it as set forth on Exhibit A and in the Investor Questionnaire is true and correct in all respects, (b) alone or together with its advisors is an investor experienced in the evaluation of businesses similar to the Company's business, and has such knowledge and experience in financial, business and other relevant matters as to be competent and fully capable of examining all the merits, risks and other aspects of the investment contemplated by this Agreement on its own and to make an informed decision with respect thereto, (c) has the ability to bear the economic risks of this investment which could include the loss of some or all of its investment and has sufficient other assets such that the loss of all its investment in the Company would not have a material adverse effect on its financial condition or adversely affect its ability to maintain its present lifestyle or operations, as the case may be, (d) has been provided and carefully reviewed the Company's Private Placement Memorandum dated April 26, 1995 and has been afforded prior to the date hereof the opportunity to ask questions of, and to receive answers from, the Company and its representatives and has received from the Company all other information concerning the investment contemplated by this Agreement that it has requested, and (e) acknowledges that no assurances, representations or guaranties of any nature whatsoever (including those relating to capital appreciation, dividends or tax aspects) have been made by the Company or anyone else to it with regard to the performance of the investment contemplated by this Agreement. Each Purchaser severally agrees that it will indemnify and hold harmless the Company and its directors, officers, controlling persons and affiliates (the "indemnities") from any liability or damage (including reasonable attorney's fees and expenses) to any third party suffered or incurred by any of the indemnities solely as a result of the inaccuracy of any of the foregoing representations and warranties made by the Purchaser, including any liability or damage arising from or under Federal or state securities laws. No investigation pursuant to this SECTION
4.3 shall affect any representation or warranty given by the Company in this Agreement.

       4.4    Absence of Registration.  Each Purchaser understands that:

       The Series C Preferred to be sold and issued hereunder (and the Common Stock into which the Series C Preferred may be converted) have not been registered under the Securities Act or any applicable state securities or "Blue Sky" laws, and may be required to be held indefinitely, unless subsequently registered under the Securities Act and such applicable Blue Sky laws, or an exemption from such registration is available.

       Except as may be required by the Registration Rights Agreement, the Company is under no obligation to the Purchaser to file a registration statement with the Securities and Exchange Commission (the "Commission") or any state securities commission with respect to the Series C Preferred (or the Common Stock into which the Series C Preferred may be converted).

       4.5 Economic Risk. Each Purchaser understands that it must bear the economic risk of the investment represented by the purchase of Series C Preferred (and any Common Stock into which the Series C Preferred may be converted) for an indefinite period.

       4.6 Fees and Commissions. Except as described in Schedule 4.6, each Purchaser represents and warrants that it has retained no Intermediary in connection with the transactions contemplated by this Agreement. Notwithstanding any disclosure on Schedule 4.6, each Purchaser agrees to indemnify and hold harmless the Company from liability for any compensation to any Intermediary retained by such Purchaser and the fees and expenses of defending against such liability or any such alleged liability.

       5. Conditions to Closing of the Purchasers. The obligation of each Purchaser on the Closing Date to pay the Purchase Price required by SECTION 2 hereof shall be subject to each of the following conditions precedent, any one or more of which may be waived by such Purchaser:

       5.1 Representations and Warranties. The representations and warranties made by the Company herein shall be true and accurate on and as of the Closing Date.

       5.2 Performance. The Company shall have performed and complied with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the Closing.

       5.3 Consents, etc. The Company shall have secured all permits, consents and authorizations that shall be necessary or lawfully required to consummate the transactions contemplated by this Agreement (including consents or approvals required under Federal or state securities laws and from the holders of the Company's outstanding shares of Common Stock, Series A Preferred and Series B Preferred), to issue the Series C Preferred to be purchased by each Purchaser, and to issue the Common Stock into which the Series C Preferred may be converted.

       5.4 Compliance Certificates. The Company shall have delivered to each Purchaser or their respective representative at the Closing a certificate signed by the President and by the Treasurer of the Company to the effect that the representations and warranties of the Company contained in this Agreement continue to be true and accurate on the Closing Date, and that all conditions specified in SECTIONS 5.2 and 5.3 have been fulfilled, including a list of any permits, consents or authorizations required thereby.

       5.5 Proceedings and Documents. All corporate and other proceedings, and all documentation relating thereto, necessary to consummate the transactions contemplated by this Agreement (including but not limited to the filing by the Company with the Delaware Secretary of State of the Certificate of Designation, Preferences and Rights of Series C Convertible Preferred Stock) shall be reasonably satisfactory in substance and form to the Purchaser and Purchasers' counsel and the Purchaser and Purchasers' counsel shall have received all such counterpart originals or certified or other copies of the documents as the Purchaser or Purchasers' counsel may reasonably request, including without limitation, a certificate of the Secretary of the Company attesting to the accuracy of each of the following documents which shall be attached to such certificate: (a) the Certificate of Incorporation of the Company, including all amendments thereto, the Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock, the Certificate of Designation, Preferences and Rights of Series B Convertible Stock, and the Certificate of Designation, Preferences and Rights of Series C Convertible Preferred Stock, certified as of recent date by the Delaware Secretary of State, (b) the By-laws of the Company, and (c) the authorizations of the Board of Directors and stockholders of the Company relating to the Company's execution, delivery and performance of its respective obligations, if any, under this Agreement and the Registration Rights Agreement and all other agreements and transactions contemplated hereby.

       5.6 Opinion of Company's Counsel. The Representative shall have received an opinion from counsel for the Company, dated the Closing Date and addressed to the Purchasers in substantially the form attached hereto as
Exhibit 5.6.

       5.7 Registration Rights Agreement. The Company shall have executed and delivered a Registration Rights Agreement in substantially the form attached hereto as Exhibit 5.7 (the "Registration Rights Agreement").

       5.8 Founders' Sales Agreement Richard L. Love, Alexander L. Weis, Daniel D. Von Hoff and Charles A. Coltman, Jr. (the "Founders") and the Purchasers shall have entered into an Amended and Restated Founders' Sales Agreement in substantially the form attached hereto as Exhibit 5.8 (the "Founders' Sales Agreement").

       5.9 Preferred Stockholders' Sales Agreement. The Purchasers, the Series B Preferred Stockholders and CTRC Research Foundation shall have entered into an Amended & Restated Preferred Stockholders' Sales Agreement in substantially the form attached hereto as Exhibit 5.12 (the "Preferred Stockholders' Sales Agreement").

       6. Conditions to Closing of Company. The obligation of the Company on the Closing Date to issue and sell the Series C Preferred to be purchased under this Agreement shall be subject to each of the following conditions precedent, any one or more of which may be waived by the Company:

       6.1 Representations and Warranties. The representations and warranties made herein by each Purchaser shall be true and accurate in all material respects on and as of the Closing Date and each Purchaser shall be deemed to have restated and confirmed such representations and warranties as of the Closing Date by authorizing or permitting the Closing to be effected without delivering in writing to the Company a notice of change prior to the Closing.

       6.2 Consents, etc. The Company shall have secured all material permits, consents and authorizations that shall be necessary or lawfully required to consummate the transactions contemplated by this Agreement (including but not limited to consents or approvals required under Federal or state securities laws.)

       6.3 Registration Rights Agreement. The Company and the Purchasers shall have executed and delivered an Amended and Restated Registration Rights Agreement in substantially the form attached hereto as Exhibit 5.7.

       7.     Affirmative Covenants.

       The Company covenants and agrees that it will perform and observe the following covenants and provisions, and will cause each Subsidiary, if and when such Subsidiary exists, to perform and observe the following covenants and provisions, as if they applied to it in the same manner as they apply to the Company.

       7.1 Inspection. For so long as a Purchaser (or a Permitted Holder, as defined in SECTION 14) holds at least One Hundred Thousand (100,000) shares of Series C Preferred (or Common Stock into which it has been converted), as adjusted for Recapitalization Events, the Company will permit an authorized representative of any such Purchaser (or such Permitted Holder) reasonable access during the normal business hours of the Company and upon reasonable notice (which notice in no event shall be provided less than three (3) business days in advance) to the books, records, personnel and properties of the Company, for any reasonable purpose whatsoever related to such Purchaser's (or such Permitted Holder's) investment in the Company. The Company will furnish to each such Permitted Holder such other information as it from time to time may reasonably request. For purposes of this SECTION 7.1, "Recapitalization Events" means stock splits, stock dividends, recapitalizations, reclassifications and similar events.

       7.2 Accounting. The Company will maintain a system of accounting established and administered in accordance with GAAP consistently applied, and will set aside on its books such proper reserves as shall be required by GAAP. In the event the services of the independent public accountants, so selected, or any firm of independent public accountants hereafter employed by the Company are terminated, the Company will promptly thereafter notify the Permitted Holders and will request the firm of independent public accountants whose services are terminated to deliver to the Permitted Holders a letter of such firm setting forth the reasons for the termination of their services.

       7.3 Monthly and Annual Financial Statements. For so long as any Series C Preferred remains outstanding, the Company will deliver to each Purchaser for so long as the Purchaser continues as a stockholder of the
Company:

              (a) upon the written request of a Purchaser to the Company (but in any event to any Purchaser owning greater than 100,000 shares of Series C Preferred), within 30 days after the end of each month and each fiscal quarter an unaudited balance sheet of the Company as at the end of each such month or fiscal quarter and unaudited consolidated statements of income and of cash flow of the Company for each such month or fiscal quarter compared to budget;

              (b) within 90 days after the end of each fiscal year of the Company, a balance sheet of the Company as at the end of such year and statements of income and of cash flow of the Company for such year, audited by such firm of independent public accountants of national recognition that is appointed by the Company's Board of Directors or an authorized committee thereof, and a report summarizing the Company's development activities during the period, and a certificate executed by the President confirming that during such period the Company has been in compliance with the terms of this Agreement;

              (c) promptly upon receipt thereof, any written report submitted to the Company by independent public accountants in connection with an annual or interim audit of the books of the Company and its Subsidiaries made by such accountants; and

              (d) prior to the commencement of each fiscal year, a reasonably detailed business plan for such fiscal year including monthly operating expenses and profit and loss projections and a capital expenditure budget for the fiscal year as approved by the Board of Directors, and promptly after any revisions to such budget approved by the Board of Directors, a copy of such revisions.

       None of the foregoing provisions of this SECTION 7 nor any other provision of this Agreement shall be in limitation of any rights which a holder of Series C Preferred may have with respect to the books and records of the Company, or to inspect its properties or discuss its affairs, finances and accounts, under the laws of the jurisdiction of its incorporation.

       7.4 Use of Proceeds. The Company shall use the proceeds from the sale of Series C Preferred for purposes of expanding the development of the Company's cancer pharmaceutical and research business and to fulfill general corporate working capital purposes consistent therewith. It is currently anticipated by the Company that the proceeds will be allocated for acquisition of additional products, development expenditures and for general corporate working capital purposes.

       7.5 Confidentiality and Restrictions on Trading. Any confidential or proprietary information concerning the Company provided to any Purchaser or a representative thereof pursuant to this Agreement or otherwise, including SECTIONS 7.1 and 7.3 hereof, shall be used by such Purchaser or any representative or affiliate thereof solely in furtherance of its interests as an investor in the Company, and the Purchaser or representative or affiliate thereof shall (except as otherwise required by law to which the Purchaser or representative or affiliate thereof may be subject) maintain the confidentiality of all non-public information of the Company, provided that, notwithstanding any other term of this Agreement to the contrary, (i) the Company shall not be obligated to disclose any information, the disclosure of which its Board of Directors or President believes in good faith could have a material adverse effect on the Company or its stockholders, or both and (ii) the Purchasers shall be entitled to disclose such non-public information (a) as is reasonably necessary to enforce their rights under this Agreement, (b) on a confidential basis to their attorneys and other professionals to the extent reasonably necessary in connection with the Purchasers' investment in the Company, and (c) to any prospective purchaser of the Series C Preferred, or any affiliate or partner of a Purchaser, provided that such third party agrees to be bound by the confidentiality provisions hereof, and such third party is not a competitor of the Company. No Purchaser or representative, affiliate or transferee thereof shall purchase, sell or take any other action relating to any capital stock or other securities issued by the Company if any such purchase, sale or other action would be in violation of any federal or state "insider trading" or other securities laws.

       7.6 Right of First Refusal. So long as there are any shares of Series C Preferred outstanding, the Company hereby grants to the Purchasers as a group the right of first refusal to purchase such amount of New Securities (as defined in paragraph (a) below) that the Company may, from time to time, propose to sell and issue that will enable the Purchasers, as a group, to maintain their collective percentage equity interest in the Company. This right of first refusal shall be subject to the following provisions:

              (a) "New Securities" shall mean any Common Stock, preferred stock or other security which is convertible into or exchangeable for shares of Common Stock of the Company or any option, warrant or other right to acquire such security or Common Stock of the Company; provided, however, that "New Securities" shall not include (i) Common Stock issuable upon conversion of or with respect to Series C Preferred or upon conversion of any other convertible security of the Company (including the Series A Preferred and the Series B Preferred) that is outstanding from time to time, (ii) securities issued upon the exercise of any warrants or options issued or granted by the Company that are referred to in or contemplated by SECTION 3.2 or SECTION 8.3 of this Agreement, (iii) 637,625 shares of Common Stock to be issued by the Company at fair market value, (iv) securities offered to the public in an underwritten offering pursuant to a registration statement filed under the Securities Act, (v) securities issued by the Company as consideration for an acquisition of a portion or all of the equity or other interests in another corporation, partnership, business entity or line of business of another business entity by the Company by merger, reorganization, stock-for-equity or stock-for-assets exchange or any other similar transaction and (vi) any option issued pursuant to a plan as permitted by and subject to SECTION 8.3 below.

              (b) If the Company proposes to issue New Securities, it shall give each Purchaser written notice (the "Rights Notice") of its intention, describing the New Securities, the price, and the general terms upon which the Company proposes to issue them. Each Purchaser shall have fifteen (15) days from the date of mailing of the Rights Notice to agree to purchase (i) all or any part of its Pro-Rata Share (as defined in subsection (e) below) of such New Securities and (ii) all or any part of the Pro-Rata Share of such New Securities of all other Purchasers to the extent that such other Purchasers do not elect to purchase their respective full Pro-Rata Share, in each case for the price and upon the general terms specified in the Rights Notice by giving written notice to the Company setting forth the quantity of New Securities it elects to purchase. If the Purchasers who elect to purchase their full Pro-Rata Share also elect to purchase all or a portion of the Pro-Rata Share of such New Securities of other Purchasers who do not elect to purchase 100% of their respective Pro-Rata Share (such other Purchasers referred to as "Non-Participating Purchasers"), then such Purchasers shall be entitled to purchase, in addition to their Pro-Rata Share, a percentage of the Pro-Rata Shares of the Non-Participating Purchasers determined by the fraction the numerator of which is the number of shares of Common Stock then held, together with the number of shares of Common Stock issuable upon conversion of the Series C Preferred then held by such Purchaser as of the date of the Rights Notice, and the denominator of which is the sum of the number of shares of Common Stock then held, plus the number of shares of Common Stock issuable upon the conversion of Series C Preferred then held, by all Purchasers electing to purchase more than their Pro-Rata Share. Each Purchaser who agrees to purchase New Securities shall deliver the purchase price for the New Securities and otherwise comply with the general terms of sale set forth in the Rights Notice on the thirtieth (30th) day after the date of mailing of the Rights Notice (or such other date as agreed to by the Company and such Purchaser) and the Company shall deliver duly registered share certificates for the New Securities in exchange therefor.

              (c) If the Purchasers fail to exercise in full the right of first refusal within the period or periods specified in paragraph (b) hereof, the Company shall have ninety (90) days after the date of mailing of the Rights Notice to sell the unsold New Securities and the balance of the New Securities not subject to the Right of First Refusal provided for herein at a price and upon general terms no more favorable to the purchasers thereof than specified in the Rights Notice. If the Company has not sold the New Securities within said ninety (90) day period the Company shall not thereafter issue or sell any New Securities without first offering such securities to the Purchasers in the manner provided above.

              (d) A Purchaser's "Pro-Rata Share" shall be the percentage determined by a fraction the numerator of which is the number of shares of Common Stock then held, together with the number of shares of Common Stock issuable upon conversion of the Series C Preferred then held, by such Purchaser as of the date of the Rights Notice (as defined in paragraph (b) above) and the denominator of which is the sum of the total number of shares of Common Stock then outstanding, together with the number of shares of Common Stock issuable upon conversion of convertible securities of the Company then outstanding, all as of such date.

       7.7 Restrictions on Transfer. Each Purchaser (and each transferee, successor or assign of a Purchaser) further agrees that (a) it will not offer, sell or otherwise dispose of the Series C Preferred (or the Common Stock in to which the Series C Preferred may be converted), unless such offer, sale or other disposition is effected in accordance with the terms of this Agreement and the Registration Rights Agreement and such offer, sale or other disposition is (i) registered under the Securities Act and applicable state securities laws, (ii) pursuant to Rule 144 of the Securities Act of 1933, or (iii) in compliance with an opinion of counsel to such Purchaser delivered to the Company and reasonably acceptable to the Company and its counsel to the effect that such offer, sale or other disposition thereof does not violate the Securities Act or applicable state securities laws, and (b) the certificate(s) representing the Series C Preferred (and any Common Stock into which the Series C Preferred maybe converted) shall bear legends in substantially the following form:

THE TRANSFER AND VOTING OF THESE SHARES IS SUBJECT TO THE TERMS OF A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT DATED AS OF JULY 22, 1996 AND A PREFERRED STOCKHOLDERS' SALES AGREEMENT DATED AS OF JULY 22, 1996, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE OFFICES OF THE COMPANY.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT OF 1933 AND SUCH APPLICABLE STATE LAW OR, IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, DOES NOT VIOLATE THE PROVISIONS THEREOF OR UNLESS SOLD PURSUANT TO RULE 144 OF THE SECURITIES ACT OF 1933.

       Upon request of a Purchaser or other person who in accordance with the provisions of this SECTION 7.7 becomes a holder of Series C Preferred (or the Common Stock into which the Series C Preferred has been converted), the Company shall remove the legend set forth in the second paragraph above from the certificates evidencing such Series C Preferred or Common Stock or issue to such holder new certificates evidencing such Series C Preferred or Common Stock free of such legend, if such request is accompanied by an opinion of counsel, reasonably satisfactory to the Company and its counsel, to the effect that such Series C Preferred or Common Stock, as applicable, is not required by the Securities Act or other applicable law to continue to bear the legend or a legend similar thereto.

       7.8 Transfer Instructions. Each Purchaser agrees that the Company may provide for appropriate transfer instructions to implement the provisions of SECTION 7.7 hereof.

       7.9 Operation of Business. For so long as any shares of Series C Preferred remain outstanding, the Company shall comply with each of the following covenants, and will cause each Subsidiary, if and when such Subsidiary exists, to comply with each of the following covenants, as if they applied to it in the same manner as they apply to the Company.

              (a) Compliance with Laws, Etc. The Company shall comply with all laws, rules, regulations, judgments, orders and decrees of any governmental or regulatory authority, the violation of which could have a material adverse effect on the business, assets or properties of the Company and with all material contracts and agreements to which it is a party or shall become a party and shall perform all material obligations which it has or shall incur.

              (b) Preservation of Corporate Existence and Property. The Company shall preserve, protect and maintain: (i) its corporate existence and good standing in its jurisdiction of incorporation, (ii) its rights, franchises and privileges, and (iii) all of its properties necessary or useful in the proper conduct of its business in good working order and condition, with the exception of (x) ordinary wear and tear, and (y) casualty losses covered by insurance, allowing for reasonable deductibles.

              (c) Insurance. The Company shall maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to the properties and business of the Company, against loss or damage of the kinds customarily insured against by corporations of established reputation and similar size engaged in the same or similar business, in adequate amounts.

              (d) Payment of Indebtedness. The Company shall pay or cause to be paid the principal of, and the interest and premium, if any, on all indebtedness heretofore or hereafter incurred or assumed by the Company when and as the same shall become due and payable, unless such indebtedness shall be renewed or extended, in which case such payments shall be made in accordance with the terms of such renewal or extension.

              (e) Transactions with Affiliates. Without the consent of the directors elected by the holders of Series B Preferred, the Company will not enter into any agreements or transactions with any Affiliate of the Company any member of their families, or any corporation or other entity in which any one or more of such persons holds, directly or indirectly, five percent (5%) or more of any class of capital stock, on terms less favorable to the Company than could be obtained by the Company in an arm's-length transaction with a person who was not an affiliate of the Company.

              (f) Further Assurance. The Company shall cooperate with the Purchasers and shall execute and deliver all such further instruments and documents and do all such further acts and things as the Company may be reasonably requested to do from time to time by any of the Purchasers in order to satisfy the conditions and carry out the provisions and purposes of this Agreement and the Registration Rights Agreement.

              (g) Section 305. The Company shall not enter into any transaction which would result in a dividend on a Purchaser's shares under Section 305 of the Code (or any successor provision) other than dividends accruing pursuant to the Certificate of Incorporation, as amended from time to time.

              (h) U.S. Real Property Holding Corporation. The Company will not be a "United States real property holding corporation", as defined in Section 897(c)(2) of the Code and Section 1.897-2(b) of the Regulations promulgated by the Internal Revenue Service and upon written request, will provide to any holder of Preferred

       Stock a statement to the effect informing such holder whether its interest in the Company constitutes a U.S. real property interest.

       7.10 Reservation of Common Stock. For so long as any shares of Series C Preferred remain outstanding, the Company shall increase the authorized amount and maintain in reserve that number of shares of Common Stock necessary to accommodate the conversion into Common Stock of all issued and outstanding shares of Series C Preferred.

       7.11 Public Announcements. The Company shall not make any public announcement or disclosure relating to any Purchaser's participation in the transactions contemplated by this Agreement or the relationship established hereby with any Purchaser unless such announcement or disclosure is (i) in the judgment of the Company after consultation with its legal counsel, required by applicable law or regulation or (ii) approved by the Purchaser, which approval shall not be unreasonably withheld.

       7.12 Maintenance of Key Person Life Insurance. The Company will maintain, with a financially sound and reputable insurance company or association, term life insurance on the life of Dr. Daniel Von Hoff and the life of Richard Love, in the amount of at least $1,000,000, which proceeds shall be payable to the order of the Company. The Company will not cause or permit any assignment of the proceeds of said policy, and will not borrow against such policy. The Company will add the Purchasers as notice parties to such policy, and will request that the issuer of such policy provide each Purchaser with twenty (20) days' notice before such policy is terminated (for failure to pay premiums or otherwise) or assigned, or before any change is made in the designation of the beneficiary thereof.

       7.13 New Developments. Subject to the other contractual obligations of such consultants, the Company will cause all technological developments, patentable or unpatentable inventions, discoveries or improvements by its officers, employees or consultants to be documented in accordance with appropriate professional standards, cause all officers, employees and consultants to execute appropriate patent and copyright assignment agreements to the Company, as the case may be, and, where possible and appropriate, cause all officers, employees and consultants to file and execute United States and foreign patent or copyright applications relating to and protecting such developments on behalf of the Company. The Company will cause each officer, key employee and key consultant now or hereafter employed to execute and deliver an Employee Provisions Agreement in the form and substance of Exhibit
3.12 attached hereto, or as otherwise approved by the Board of Directors of the Company.

       7.14 Indemnification. The Company shall at all times maintain provisions in its Certificate of Incorporation or By-laws indemnifying all directors against liability and providing for the advancement of expenses to the maximum extent permitted under the laws of the jurisdiction of its incorporation.

       7.15 Rule 144A Information. The Company covenants and agrees that, at all times during which the Company is neither subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, nor exempt from reporting pursuant to Rule 12(g)3-2(b) under the Exchange Act, it will provide in written form (as promptly as practicable and in any event within fifteen
(15) business days), upon the written request of any holder of Series C Preferred or a prospective buyer of such shares or the Conversion Shares, all information required by Rule 144A(d)(4)(i) of the General Regulations promulgated by the Commission under the Securities Act ("Rule 144A Information"). The Company further covenants, upon written request, to cooperate with and assist any holder of Series C Preferred or any member of the National Association of Securities Dealers, Inc. system for Private Offerings Resales and Trading through Automated Linkage ("PORTAL") in applying to designate and thereafter maintain the eligibility of such shares or the Conversion Shares for trading through PORTAL. The Company's obligations under this SECTION 7.15 shall at all times be contingent upon the relevant holder of Series C Preferred obtaining from a prospective purchaser an agreement to take all reasonable precautions to safeguard the Rule 144A Information from disclosure to anyone other than a Person who will assist such purchaser in evaluating the purchase of such securities.

       7.16 Compliance with Material Agreements. The Company shall provide notice to the Company's Board of Directors of any material breach by the Company of any Material Agreement.

       7.17 Meetings of Directors; Expenses of Directors. The Company shall hold meetings of the Company's Board of Directors (any of which may be conducted as telephonic meetings in accordance with the Delaware General Corporation Law) not less frequently than six (6) times during each calendar year.

       7.18 Notice to Board of Directors. The Company shall provide notice within a reasonable period of time to a designated representative of Perseus Pharmaceuticals, L.L.C. of (i) any material adverse change in the Company's business, assets, properties, management, operation or financial condition,
(ii) all actions, writs and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign affecting the Company or its assets of which the Company has knowledge, which if resolved adversely, could result in a material adverse effect on the Company's business. Such representative of Perseus Pharmaceuticals, L.L.C. shall have the right to attend all meetings of the Company's Board of Directors (the "Attendance Rights") whether such meetings are conducted in person or telephonically, but shall not have the right to vote or participate in any action taken at such meetings. The Attendance Rights shall not be assignable by Perseus Pharmaceuticals, L.L.C. without the written consent of the Company.

       7.19 Founders' Sales Agreement. Except as otherwise prohibited by law, the Company agrees that it shall not permit any transfer of shares of capital stock in violation of the Founders' Sales Agreement.

       7.20 Preferred Stockholders' Sales Agreement. Except as otherwise prohibited by law, the Company agrees that it shall not permit any transfer of shares of capital stock in violation of the Preferred Stockholders' Sales Agreement.

       8.     Additional Covenants of the Company.

       8.1 Conduct of Business in the Ordinary Course. From the date of this Agreement until the Closing, except with the prior approval of each Purchaser, the Company will operate the business of the Company in the ordinary course.

       8.2 Reasonable Efforts. From the date of this Agreement until the Closing, the Company shall use all reasonable efforts to obtain all necessary consents and take all actions necessary for the consummation of the transactions contemplated hereby.

       8.3 Stock Option Plans. From the date of this Agreement until the first date on which shares of Series C Preferred cease to be outstanding, the Company shall be permitted to increase from time to time the number of shares issuable to employees, advisors, officers, directors and consultants of, and other persons performing services for, the Company in connection with their advisory or other relationship with the Company only pursuant to plans approved by Company's Board of Directors, provided that without the written consent of Purchasers representing at least 50% of the Series C Preferred, the Company shall not permit the total number of shares issuable pursuant to such plans to exceed 15% of the number of shares of Common Stock and Common Stock Equivalents that are outstanding at the time of a grant, subject in any event to the provisions of the Certificate of Incorporation. For purposes of this SECTION 8.3, "Common Stock Equivalent" shall mean (i) Common Stock issuable upon conversion of the Series A Preferred, the Series B Preferred, the Series C Preferred and any other convertible security that may be outstanding from time to time, and (ii) Common Stock issuable upon exercise of warrants to acquire Common Stock issued to Vector Securities International, Inc.

       9. Termination of Agreement and Survival of Representations, Warranties and Covenants.

              (a) Termination. This Agreement may be terminated prior to Closing by the Company with respect to some or all of the Purchasers and by a Purchaser with respect to itself upon written notice to the other parties:

                     (i) At any time by mutual written agreement of all the parties hereto;

                     (ii) At any time after August 1, 1996, by any party if the Closing shall not have occurred on or prior to such date;

                     (iii) By the Company if any representation or warranty of a Purchaser contained in this Agreement or in any certificate or other document executed and delivered by a Purchaser to the Company pursuant to this Agreement is or becomes untrue or breached in any material respect or if a Purchaser fails to comply in any material respect with any covenant or agreement contained herein, and any such misrepresentation, breach or noncompliance is not cured, waived, or eliminated before Closing;

                     (iv) By a Purchaser if any representation or warranty of the Company contained in this Agreement or in any certificate or other document executed and delivered by the Company pursuant to this Agreement is or becomes untrue or breached in any material respect or if the Company fails to comply in any material respect with any covenant or agreement contained herein, and any such misrepresentation, breach or noncompliance is not cured, waived, or eliminated before Closing;

                     (v) On the Closing Date by a Purchaser if the conditions set forth in SECTION 5 have not been satisfied; or

                     (vi) On the Closing Date by the Company if the conditions stated in SECTION 6 have not been satisfied.

              In the event this Agreement is terminated pursuant to subparagraph (iii) or (iv) above, the Purchasers and the Company shall be entitled to pursue, exercise and enforce any and all remedies, rights, powers and privileges available at law or in equity and under this Agreement.

              (b) Survival of Representations, Warranties and Covenants. Except as otherwise provided in this Agreement, all covenants made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing and shall continue in full force and effect thereafter. Any representation or warranty the breach or inaccuracy of which involves fraud on the part of the Company or a Purchaser shall survive the Closing and shall continue in full force and effect thereafter. All other representations and warranties, as certified to by the Company pursuant to the certificate required to be delivered under SECTION 5.4 and by the Purchasers pursuant to SECTION
       6.1 of this Agreement, made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing until the expiration of the applicable statute of limitations and notice of any claim based on a breach of any such representation or warranty must be given prior to the expiration of such statute of limitations.

       10. Indemnification. The Company shall indemnify and hold harmless each Purchaser against and from any losses, claims, damages or liabilities, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (A) the falsity or incorrectness as of the Closing Date of any representation or warranty of the Company contained in or made pursuant to SECTION 3 hereof, or
(B) the existence of any condition, event or fact constituting, or which with notice or passage of time, or both, would constitute a default in the observance of any of the Company's undertakings or covenants hereunder or under any of the documents executed in connection herewith. The Company shall also pay all reasonable attorney's fees and costs and court costs incurred by the Purchasers in enforcing the indemnification provided for in this SECTION 10 (provided, however, that where more than one Purchaser is requesting the indemnification provided for in this SECTION 10, the Company shall only be obligated to attorney's fees of one counsel to represent all such Purchasers).

       11. Notices. All notices, requests, consents and other communications provided for herein (except as stated in the last sentence of this SECTION 11) shall be in writing, and shall be mailed by certified mail, postage prepaid, delivered by Federal Express or similar overnight courier, or personally delivered, as follows:

              (a)    If to the Company:

                     Ilex Oncology, Inc.
                     14785 Omicron Drive, Suite 101
                     San Antonio, Texas  78245
                     Attention:  Richard L. Love

                            with a copy to:

                     Fulbright & Jaworski L.L.P.
                     300 Convent Street, Suite 2200
                     San Antonio, Texas  78205
                     Attention:  Kenneth J. Halliday

              (b)    If to the Purchasers to the persons
                     and addresses set forth on Exhibit A

or such other addresses as each of the parties hereto may provide from time to time in writing to the other parties. For purposes of computing the time periods set forth in SECTION 7, the date of mailing shall be deemed to be the date of delivery. The financial statements and other reports required by
SECTION 7 may be mailed by first-class regular mail.

       12. Modifications; Waiver. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated (i) prior to the Closing Date unless effected by a writing executed and delivered by the parties hereto and (ii) after the Closing Date unless effected by a writing executed and delivered by the Company and by holders representing not less than 66-2/3% of the aggregate number of issued and outstanding shares of Series C Preferred and shares of Common Stock issued upon the conversion of Series C Preferred, provided that this SECTION 12 may not be modified or amended without the written consent of all the holders of Series C Preferred and the Company, and provided further that in any event, no amendment or change may be made to the terms hereof that imposes additional obligations or restrictions upon a party without its written consent.

       13. Entire Agreement. This Agreement, including the Schedules and Exhibits hereto, including the Registration Rights Agreement, the Amended and Restated Founders' Sales Agreement and the Amended and Restated Preferred Stockholders' Sales Agreement, contains the entire agreements between the parties with respect to the transactions contemplated hereby, and supersedes all negotiations, agreements, representations, warranties, commitments, whether in writing or oral, prior to the date hereof and shall, except as otherwise expressly provided herein and therein, not affect the rights of the parties under the Series B Convertible Preferred Stock Purchase Agreement dated September 29, 1995.

       14. Application to Successor Holders. The rights of each Purchaser set forth in SECTIONS 7.1, 7.3 AND 7.6 shall inure to the benefit of any person who becomes a holder of Series C Preferred sold pursuant to this Agreement (or of Common Stock issued upon conversion of such Series C Preferred) in a transfer made in accordance with the provisions of SECTION 7.7 (a "Permitted Holder") hereof as though such holder were a Purchaser, and the obligations of each Purchaser set forth in SECTION 7.5 shall be binding on any person who after the date hereof becomes a holder of shares of Series C Preferred sold pursuant to this Agreement as though such holder were a Purchaser.

       15. Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

       16. Governing Law and Severability. This Agreement shall be governed by the laws of the State of Texas as applied to agreements entered into and to be performed entirely within the State of Texas. In the event any provision of this Agreement or the application of such provision to any party shall be held by a court of competent jurisdiction to be contrary to law, the remaining provisions of this Agreement shall remain in full force and effect.

       17. Headings. The descriptive headings of the Sections hereof and the Schedules and Exhibits hereto are inserted for convenience only, and do not constitute a part of this Agreement.

       18. Waivers And Consents. Any waiver or consent hereunder shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent. Notwithstanding this Agreement, any term or condition hereof, or the consummation of the transactions contemplated hereby, no Purchaser waives or relinquishes any right it may have or may acquire against the Company or any of its Affiliates or agents in connection with the acquisition of Series C Preferred by such Purchaser, or the ownership thereof. All such rights shall remain unimpaired by the execution of this Agreement and the consummation of the transactions contemplated hereby.

       19. Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

       20. No Waiver Of Rights, Powers And Remedies. Except as expressly provided in this Agreement, no failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

       21. Reliance. The parties hereto agree that, notwithstanding any access to information by any party or any right of a party to this Agreement to investigate the affairs of any other party to this Agreement, the party having such access and right to investigate shall have the right to rely fully upon the representations and warranties of the other party expressly contained in this Agreement and on the accuracy of any Schedule, Exhibit or other document attached hereto or referred to herein or delivered by such other party or pursuant to this Agreement. Each of the Purchasers acknowledges that, based on information provided by the Company, it has made its own analysis and decisions regarding the transactions contemplated hereby and that it is not relying on any of the other Purchasers in executing this Agreement or consummating the transactions contemplated hereby.

       22.    Costs, Expenses and Taxes.   Each of the parties hereto shall
bear such party's own costs and expenses in connection with this Agreement and the transactions contemplated hereby.

       23. Definitions. The following terms shall have the respective meanings set forth below whenever used in this Agreement:

       "Affiliate" has the meaning ascribed to that term in Rule 12b-2 under the Exchange Act, or any successor rule and in any event with respect to the Company, shall mean any Director, officer or stockholder thereof.

       "Knowledge" or "known" shall mean or refer to the actual knowledge of the Company, its officers, directors and key employees after reasonable diligence

       "Subsidiary" or "Subsidiaries" shall mean any corporation, partnership, trust or other entity of which the Company and/or any of its other Subsidiaries directly or indirectly owns at the time a majority of the outstanding shares of any class of equity security of such corporation, partnership, trust or other entity.

                           [signatures on next page]

       This Agreement is hereby executed as of the date first above written.


                                   ILEX ONCOLOGY, INC.


                                   By: /s/ RICHARD LOVE
                                      ------------------------------------------
                                   Name: Richard Love
                                        ----------------------------------------
                                   Title: Pres./CEO
                                         ---------------------------------------

PURCHASERS:

                                   ROVENT II LIMITED PARTNERSHIP

                                   By: Advent International Limited
                                       Partnership,
                                       General Partner
                                   By: Advent International Corporation,
                                       General Partner

                                   By:  /s/
                                       -----------------------------------------
                                       Senior Investment Manager


                                   ADVENT PERFORMANCE MATERIALS LIMITED
                                   PARTNERSHIP

                                   By: Advent International Limited
                                       Partnership,
                                       General Partner
                                   By: Advent International Corporation,
                                       General Partner

                                   By:  /s/
                                       -----------------------------------------
                                       Senior Investment Manager


                                   ADVENTACT LIMITED PARTNERSHIP

                                   By: Advent International Limited
                                       Partnership, General Partner
                                   By: Advent International Corporation,
                                       General Partner

                                   By:  /s/
                                       -----------------------------------------
                                       Senior Investment Manager

                                   ADVENT INTERNATIONAL INVESTORS II LIMITED
                                       PARTNERSHIP

                                   By: Advent International Corporation,
                                       General Partner

                                   By: NOT PARTICIPATING
                                       -----------------------------------------
                                       Senior Investment Manager

                                   BOSTON CAPITAL VENTURES III,
                                   LIMITED PARTNERSHIP

                                   By: BD Partners Limited Partnership
                                       its General Partner

                                   By:  /s/
                                       -----------------------------------------
                                       General Partner

                                   CROSS ATLANTIC PARTNERS K/S
                                   By its General Partner:  CAP/HAMBRO L.P.
                                   By its General Partner:  CAP/HAMBRO, INC.

                                   By: /s/ JOHN L. CASSIS
                                      ---------------------------------
                                   Name:   John L. Cassis
                                   Title:  Vice President

                                   CRYSTAL PARTNERS IV

                                   By:   /s/
                                        ----------------------------------------
                                   Name:
                                          --------------------------------------
                                   Title:
                                           -------------------------------------




                                   /s/ STEVE DANA
                                   ---------------------------------------------
                                   Steve Dana



                                   /s/ STUART POMPIAN
                                   ---------------------------------------------
                                   Stuart Pompian

                                   /s/ MARY ANN DANA
                                   ---------------------------------------------
                                   Mary Ann Dana


                                   DRUG ROYALTY CORPORATION INC.


                                   By: /s/
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------



                                   /s/ GERALD DUBINSKI
                                   ---------------------------------------------
                                   Gerald Dubinski



                                   /s/ GEORGE ENSLEY
                                   ---------------------------------------------
                                   George Ensley



                                   /s/ LUCILLE ENSLEY
                                   ---------------------------------------------
                                   Lucille Ensley



                                   /s/ JAMES GORMAN, JR.
                                   ---------------------------------------------
                                   James Gorman, Jr.



                                   /s/ JOHN KORBELL
                                   ---------------------------------------------
                                   John Korbell



                                   /s/ FRED LEPICK
                                   ---------------------------------------------
                                   Fred Lepick



                                   /s/ BILLY J. MCCOMBS
                                   ---------------------------------------------
                                   Billy J. McCombs

                                   /s/ RUSKIN NORMAN, M.D.
                                   ---------------------------------------------
                                   Ruskin Norman, M.D.


                                   PERSEUS PHARMACEUTICALS, L.L.C.


                                   By: /s/
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------



                                   /s/ ERIC STUMBERG
                                   ---------------------------------------------
                                   Eric Stumberg



                                   /s/ LOUIS H. STUMBERG
                                   ---------------------------------------------
                                   Louis H. Stumberg



                                   /s/ LOUIS H. STUMBERG, JR.
                                   ---------------------------------------------
                                   Louis H. Stumberg, Jr.


                                   TRINITY UNIVERSITY



                                   By: /s/
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------



                                   /s/ ROBERT V. WEST, JR., PH.D.
                                   ---------------------------------------------
                                   Robert V. West, Jr., Ph.D.




                                   /s/ GARY WOODS
                                   ---------------------------------------------
                                   Gary Woods



                                   /s/ ROGER ZELLER
                                   ---------------------------------------------
                                   Roger Zeller

                                   CROSS ATLANTIC PARTNERS II K/S
                                   By its General Partner:  CAP/HAMBRO L.P.
                                   By its General Partner:  CAP/HAMBRO, INC.


                                   By: /s/ JOHN L. CASSIS
                                      ---------------------------------
                                   Name:   John L. Cassis
                                   Title:  Vice President





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